EXHIBIT 99.1

NHP COMPLETES HEARTHSTONE ASSISTED LIVING ACQUISITION

(NEWPORT BEACH, California, June 1, 2006) … Nationwide Health Properties, Inc. (NYSE:NHP) announced today that it has completed the acquisition and master leaseback of the 32-facility, ten-state real estate holdings of Hearthstone Assisted Living, Inc. In tandem with the transaction, Hearthstone’s President and CEO Tim Hekker and partners acquired 100% ownership of the company that will operate the Hearthstone facilities. The portfolio’s current occupancy rate is over 89% with rent coverage of 1.2x (over 1.0x after a 5% management fee and $300 per unit capital expenditure reserve).

NHP will receive rent on its estimated total investment of $431 million at an initial lease rate of 8.06%. One percent annual fixed rent increases bring the effective rent yield to 8.66% over the 15-year initial term of the master lease. NHP will also receive CPI-based annual rent increases of up to 2% and revenue based rent equal to a specified percentage of Hearthstone’s annual gross revenue. The specified percentages start at 0.54% in the first year and increase to 2.63% during the initial term of the lease. At the beginning of the eighth year, the minimum rent is reset for the remainder of the initial term to the greater of fair market rent or 110% of the prior year’s total rent.

NHP has agreed to finance $15 million of Hearthstone’s future facility expansions at the lease rate then in effect, and Hearthstone has agreed to provide NHP with an exclusive acquisition right on its next $150 million of potential new investments, as well as a right of first offer/last look on an additional $150 million of potential new investments.

Nationwide Health Properties, Inc. is a real estate investment trust that invests in health care facilities and has investments in 482 facilities in 40 states. For more information on Nationwide Health Properties, Inc., visit the NHP website at www.nhp-reit.com.

Certain information contained in this news release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. All forward-looking statements included in this news release are based on information available to us on the date hereof.

These statements speak only as of the date hereof, and we assume no obligation to update such forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; occupancy levels at certain facilities; changes in the ratings of our debt securities; access to the capital markets and the cost of capital; government regulations, including changes in the reimbursement levels under the

Medicare and Medicaid programs; the general distress of the healthcare industry; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; our ability to meet acquisition goals, including achieving anticipated benefits from the Hearthstone acquisition; the ability of our operators to repay deferred rent or loans in future periods; the ability of our operators to obtain and maintain adequate liability and other insurance; our ability to attract new operators for certain facilities; our ability to sell certain facilities for their book value; changes in or inadvertent violations of tax laws and regulations and other factors that can affect real estate investment trusts and our status as a real estate investment trust; and the risk factors described in our Annual Report on Form 10-K filed with the SEC on February 8, 2006.